As filed with the Securities and Exchange Commission on August 20, 1997
                                                     Registration No. 333-8963
===============================================================================
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


         POST-EFFECTIVE AMENDMENT NO. 2 to FORM S-3

                REGISTRATION STATEMENT UNDER
                 THE SECURITIES ACT OF 1933


          CONTINENTAL AMERICAN TRANSPORTATION, INC.
   (Exact name of Registrant as specified in its Charter )


        COLORADO                       4213                   84-1089599
State or other jurisdiction       (Primary Standard           (I.R.S. Employer
of incorporation or organization)Classification Code Number) Identification No.)

                    495 Lovers Lane Road
                   Calhoun, Georgia 30701
                       (706) 629-8682
     (Address, including zip code, and telephone number, cluding area code of registrant's principal executive offices)



                 Timothy Holstein, President
          Continental American Transportation, Inc.
                    495 Lovers Lane Road
                   Calhoun, Georgia 30701
                       (706) 629-8682
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         Copies to:
                   Joseph J. Tomasek, Esq.
                  75-77 North Bridge Street
                Somerville, New Jersey 08876
                        (908)429-0030


Pursuant to the undertaking set forth in its Registration Statement on Form S-3, Commission File No. 333-8963 (the "Registration Statement"), Continental American Transportation, Inc. (the "Company") hereby deregisters (a) 2,068,441 of the Common Shares, no par value, (the "Common Shares") underlying the 13 common stock purchase warrants (b) 300,000 Common Shares initially registered to accommodate future conversions of 400,000 shares of the Company's 10% Convertible Preferred Stock, $1.00 par value per share, (c) 500,000 Common Shares registered on behalf of the Selling Securityholder, Charles B. Prater and
(d) 250,000 Common Shares registered on behalf of the Selling Securityholders Wayne S. Herr (50,000 Common Shares), Robert R. Herr (50,000 Common Shares) and Herr's Motor Express, Inc. (150,000), Common Shares) as identified in the Registration Statement.


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                                    SIGNATURE

                  In accordance with the requirements of the Securities Act of 1933, as amended, and Rule 478 promulgated thereunder, the Company has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3, Commission File No. 333-8963, to be signed on its behalf by the undersigned in the City of Calhoun, State of Georgia, on August 20, 1997.


                             CONTINENTAL AMERICAN TRANSPORTATION, INC.



Dated:  August 20, 1997    By: s/Timothy Holstein
                               -----------------------------------------------
                        Timothy Holstein, President and Chief Executive Officer









































catfms-3.pe2


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